As filed with the Securities and Exchange Commission on January 13, 1995.
                                                   Registration No.  033-56875
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NO. 2 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                               CFX CORPORATION
           (Exact name of registrant as specified in its charter)
                                NEW HAMPSHIRE
       (State or other jurisdiction of incorporation or organization)
                                     6711
           (Primary Standard Industrial Classification Code No.)
                                  02-0402421
                     (I.R.S. Employer Identification No.)
                                102 Main Street
                          Keene, New Hampshire  03431
                                 (603) 352-2502
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 PETER J. BAXTER
                     President and Chief Executive Officer
                                 CFX Corporation
                  102 Main Street, Keene, New Hampshire  03431
                                 (603) 352-2502
(Name, address, including zip code, and telephone number, including area code, of agent of service)

                                    Copies to:
            Paul C. Remus, Esq.                  Peter W. Coogan, Esq.
        Devine, Millimet & Branch                Foley, Hoag, & Eliot
        Professional Association                One Post Office Square
    111 Amherst Street, P.O. Box 719          Boston, Massachusetts 02109
    Manchester, New Hampshire 03101

Approximate date of commencement of proposed sale of securities to the public:
As soon as practicable after the Registration Statement becomes effective.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                        CALCULATION OF REGISTRATION FEE


                                                                 Proposed
                                                Proposed         Maximum
Title of Each Class                             Maximum          Aggregate
of Securities to                 Amount to be   Offering Price   Offering        Amount of
be Registered                    Registered     Per Share(1)     Price(1)        Registration Fee

Common Stock, $1.00 par value    713,111(2)     $13.3329         $9,507,907.50   $3,278.59(3)

<F1>  Estimated solely for the purpose of computing the registration fee.
<F2>  Represents the maximum number of shares of Common Stock to be issued by the
      Registrant in the proposed acquisition of Orange Savings Bank. This
      Registration Statement also covers such indeterminable number of shares of
      Common Stock as may be issued upon the conversion of the shares of Common
      Stock by reason of adjustments of the conversion ratio in certain contingencies. Since such Common Stock, if issued, will be issued for no additional consideration, no registration fee is required.
<F3>  The registration fee is calculated pursuant to Rule 457(f)(1) under the
      Securities Act of 1933 based on the aggregate market value of the common stock of Orange Savings Bank based on the average bid and asked prices of such stock on the Nasdaq Small-Cap Market on January 6, 1995. Since the proposed maximum aggregate offering price has not changed, no additional registration fee is payable.

      Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS




Item 21.  List of Exhibits and Financial Statement Schedules

      (a) Exhibits

          2 Amended and Restated Agreement and Plan of Merger dated as of July 26, 1994 (filed as Annex A to the Proxy Statement-Prospectus which constitutes a part of this Registration Statement).

         *3 Articles of Incorporation and By-Laws of CFX Corporation, as amended.


         *5 Opinion of Devine, Millimet & Branch, Professional Association, as to the legality of the Common Stock being registered.

         *8.1  Form of  opinion of Foley, Hoag & Eliot as to tax matters.

         *8.2 Form of opinion of Devine, Millimet & Branch, Professional Association, as to tax matters.


       **10.1  Cheshire Financial Corporation Retirement Plan.

       **10.2  1992 Cheshire Financial Corporation Profit Sharing/Bonus Plan.

       **10.3  Cheshire Financial Corporation 401(k) Plan.

      ***10.4  Cheshire Financial Corporation 1986 Stock Option Plan.

      ***10.5  Cheshire Financial Corporation 1992 Employee Stock Purchase
               Plan.

     ****10.6 Employment Agreement dated as of January 1, 1991 between Cheshire Financial Corporation and Peter J. Baxter, as amended.

     ****10.7 Change of Control Agreement dated June 5, 1991 between Cheshire Financial Corporation and Laurence E. Babcock.

       **10.8 Change of Control Agreement dated December 31, 1992 between Cheshire Financial Corporation and John F. Foley.

     ****10.9 Change of Control Agreement dated June 5, 1991 between Cheshire Financial Corporation and David S. Foote.

      **10.10 Change of Control Agreement dated December 31, 1992 between Cheshire Financial Corporation and Mark A. Gavin.

   *****10.11  Change of Control Agreement dated August 4, 1993 between
               Cheshire Financial Corporation and Daniel J. LaPlante.

   *****10.12  Employment Agreement dated September 1, 1993 between Cheshire
               Financial Corporation and Paul D. Spiess.

       *10.13 Change of Control Agreement dated March 28, 1994 between Cheshire Financial Corporation and Irene L. Soucy.

    ****10.14  Change of Control Agreement dated June 5, 1991 between CFX
               Bank and William H. Dennison.

    ****10.15  Change of Control Agreement dated June 5, 1991 between CFX Bank and Peter T. Whittemore.

    ****10.16  Change of Control Agreement dated June 5, 1991 between CFX Bank and Wayne R. Gordon.

   *****10.17  Employment Agreement dated September 1, 1993 between CFX
               Mortgage, Inc. and Paul T. Pouliot.

     ***10.18 Lease dated May 1, 1983 by and between Santifotto, Inc. and CFX Bank.

      **10.19 Lease dated October 16, 1991 by and between Market Basket, Inc. and CFX Bank.

   *****10.20  Lease dated May 11, 1993 by and between Cheshire Oil Company,
               Inc. and CFX Bank.

   *****10.21  Lease dated January 24, 1993 between Thomas F. Moran and
               Ruth M. Moran, husband and wife, and CFX Mortgage, Inc.

   *****10.22  Lease dated April 14, 1993 by and between Arnold S. Katz and
               Blair J. Finnegan, Trustees of Commerce Center Trust, and CFX Mortgage, Inc.

   *****10.23  Lease dated September 15, 1993 by and between Bedford Farms
               Limited Partnership and CFX Mortgage, Inc.

       *21     Subsidiaries of CFX Corporation.


        23.1   Consent of Wolf & Company, P.C.


       *23.2   Consent of Ernst & Young LLP.

       *23.3   Consent of KPMG Peat Marwick LLP.

       *23.4   Consent of EDS Management Consulting Services, Banking Group.


       *23.5   Consent of Foley, Hoag & Eliot.


        23.6 Consent of Devine, Millimet & Branch, Professional Association filed as Exhibit 8.2.

       *24 Power of Attorney contained on Page II-6 of this Registration Statement.

        99.1 Form of Proxy for Special Meeting of Stockholders of Orange Savings Bank.

       *99.2 Filings of Orange Savings Bank with the Federal Deposit Insurance Corporation under the Securities Exchange Act of 1934, as amended.

               *99.21 Orange's Annual Report on Form F-2 for the year ended December 31, 1993, including Orange's Proxy Statement for its 1994 Annual Meeting and Orange's 1994 Annual Report to Stockholders, which were incorporated by reference into the Form F-2;

               *99.22 Orange's Quarterly Reports on Form F-4 for the quarters ended March 31, June 30 and September 30, 1994;

               *99.23 Orange's Current Reports on Form F-3 for the months ended December 31, 1993 and July 31, 1994.

        99.3 Opinion of EDS Management Consulting Services, Banking Group (filed as Annex B to the Proxy Statement-Prospectus which constitutes a part of this Registration Statement).
<F1>
*     Previously filed with the Registration Statement.
<F2>
** Incorporated herein by reference to the Exhibits to the Annual Report on Form 10-K of Cheshire Financial Corporation for the year ended December 31, 1992.
<F3>
*** Incorporated herein by reference to the Exhibits to the Registration Statement on Form S-8 of Cheshire Financial Corporation No. 33-52598 effective in 1992.
<F4>
**** Incorporated herein by reference to the Exhibits to the Annual Report on Form 10-K of Cheshire Financial Corporation for the year ended December 31, 1991.
<F5>
***** Incorporated herein by reference to the Exhibits to the Annual Reports
      Statement on Form S-8 of Cheshire Financial Corporation for the year ended December 31, 1993.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire on January 13, 1995.

                                           CFX CORPORATION


                                           By: /s/ PETER J. BAXTER
                                               Peter J. Baxter, President and
                                               Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, the Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ PETER J. BAXTER
Peter J. Baxter, President and Chief Executive Officer

MARK A. GAVIN
Mark A. Gavin, Chief Financial Officer
(Principal Financial Officer)

By: /s/ PETER J. BAXTER
(Peter J. Baxter, Attorney in Fact)

/s/ GREGG R. TEWKSBURY
Gregg R. Tewksbury, Corporate Controller
(Principal Accounting Officer)

Directors:

 ........................
Peter J. Baxter        .
Richard B. Baybutt     .
Calvin L. Frink        .            By: /s/ PETER J. BAXTER
Eugene E. Gaffey       .                (Peter J. Baxter, as Attorney-in-Fact
Emerson H. O'Brien     .                and as a Director)
L. William Slanetz     .
 ........................